Exhibit 99.1

FORM ID, SECTION 13(d), SECTION 13(g) and SECTION 16
POWER OF ATTORNEY

COSA - NOVA FASHIONS LIMITED, a corporation incorporated in the Province of Ontario, Canada (the “Corporation”), does hereby constitute and appoint Morley H. Beallor, Susan S. Ancarrow and Seth A. Winter, as the Corporation’s true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for the Corporation and in its name and on its behalf, to (i) prepare, execute in its name and on its behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Corporation to make electronic filings with the SEC; (ii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Corporation to comply with Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), Section 13(g) of the Exchange Act, or any rule or regulation of the SEC in respect thereof (collectively, “Sections 13(d) and 13(g)”); and (iii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable the Corporation to comply with Section 16 of the Exchange Act or any rule or regulation of the SEC in respect thereof  (collectively, “Section 16”).

The Corporation does hereby ratify and confirm all acts the Corporation’s said attorneys shall do or cause to be done by virtue hereof, and does hereby acknowledge that the foregoing attorneys-in-fact, serving in such capacity at the Corporation’s request, are not assuming any of the Corporation’s responsibilities to comply with Sections 13(d) and 13(g), or Section 16, or any rules or regulations of the SEC in respect thereof.

This power of attorney shall remain in full force and effect until it is revoked by the Corporation in a signed writing delivered to each such attorney-in-fact or the Corporation is no longer required to comply with Sections 13(d) and 13(g), or with Section 16, whichever occurs first.

WITNESS the execution hereof this 13th day of January, 2011.

COSA - NOVA FASHIONS LIMITED

By:       /s/ Miguel S. Goldgrub
Miguel S. Goldgrub, also known as Michael Gold
President and Secretary

Attested by:
/s/ Brooke A. Miller
Brooke A. Miller
Signing Officer, COSA - NOVA FASHIONS LIMITED